Exhibit 16.1

September 16, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Alpha Pro Tech, Ltd. under Item 4.01 of its Form 8-K dated September 16, 2026. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Tanner LLP

Lehi, Utah

September 16, 2026